AMENDMENT NO. 1
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of March 29, 2001, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation, Phoenix Home Life Mutual Insurance Company, a Connecticut life insurance company (“Phoenix”) and Phoenix Equity Planning Corporation (“PEPCO”), is hereby amended as follows:
     WHEREAS, effective August 30, 2001, Phoenix Home Life Mutual Insurance Company was renamed Phoenix Life Insurance Company. All references to Phoenix Home Life Mutual Insurance Company is hereby deleted and replaced with Phoenix Life Insurance Company;
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds was renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds is hereby deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds); and
     WHEREAS, on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. Effective April 30, 2010, Invesco Aim Distributors, Inc. was renamed Invesco Distributors, Inc. All references to A I M Distributors, Inc. and Invesco Aim Distributors, Inc. are hereby deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
SEPARATE ACCOUNTS UTILIZING THE FUNDS
ALL SEPARATE ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALL CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

PHOENIX LIFE INSURANCE COMPANY

Attest:	/s/ John H. Beers		By:	/s/ Jeanie G. Gagnon

	Name:	John H. Beers		Name:	Jeanie G. Gagnon
	Title:	Vice President/Assistant Secretary		Title:	Second Vice President

PHOENIX EQUITY PLANNING CORPORATION

Attest:	/s/ John H. Beers		By:	/s/ Jeanie G. Gagnon

	Name:	John H. Beers		Name:	Jeanie G. Gagnon
	Title:	Vice President/Assistant Secretary		Title:	Second Vice President

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